As filed with the Securities and Exchange Commission on January 9, 2026.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

America’s Car-Mart Inc.
(Exact name of registrant as specified in its charter)

Texas	5500	63-0851141
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1805 North 2nd Street, Suite 401
Rogers, Arkansas 72756
(479) 464-9944

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan Collins
Chief Financial Officer
1805 North 2nd Street, Suite 401
Rogers, Arkansas 72756
(479) 464-9944
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Bakst, Esq.
Mayer Brown LLP
1221 Avenue of Americas
New York, NY 10020
(212) 506-2500

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to completion, dated January 9, 2026

PRELIMINARY PROSPECTUS

937,487 Shares of Common Stock Underlying Warrants

AMERICA’S CAR-MART, INC.

This prospectus relates to the resale from time to time by the selling stockholders named in this prospectus (the “Selling Stockholders”) of up to 937,487 shares of common stock, par value $0.01 per share (the “Common Stock”) of America’s Car-Mart, Inc. (the “Company”) issuable upon the exercise of the warrants (the “Warrants”) issued to the Selling Stockholders (the “Warrant Shares”).

The Warrants were issued to the Selling Stockholders on October 30, 2025, in a private placement pursuant to that certain Credit and Guaranty Agreement (the “Credit Agreement”), dated October 30, 2025, by and among the Company, certain of our subsidiaries as borrowers, and certain of their subsidiaries as guarantors, the lenders party thereto, and Silver Point Finance, LLC (“Silver Point”), as administrative agent and collateral agent, and pursuant to those certain Common Stock Purchase Warrants, dated October 30, 2025 (the “Silver Point Warrant Agreements”). On December 12, 2025, the funds or accounts managed or advised by Silver Point that held Warrants (the “Silver Point Funds”) assigned certain of its Warrants to funds or accounts managed or advised by Beach Point Capital Management LP (the “Beach Point Funds”) and the Beach Point Funds entered into those certain Common Stock Purchase Warrants, dated December 12, 2025 (the “Beach Point Warrant Agreements” and together with the Silver Point Warrant Agreements, the “Warrant Agreements”). The Warrants are immediately exercisable, in whole or in part, at an exercise price of $22.63 per share and expire on October 30, 2031.

We will not receive any proceeds from the resale or other disposition of the Warrant Shares by the Selling Stockholders. See “Use of Proceeds” and “Plan of Distribution” for additional information.

The Selling Stockholders have informed us that they hold the Warrants and any Warrant Shares issued upon their exercise for investment purposes and not with a view to distribution in violation of the Securities Act of 1933, as amended (the “Securities Act”). However, the Securities and Exchange Commission (the “SEC”) may take the position that the Selling Stockholders may, under certain circumstances, be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any profits on the resale of the Warrant Shares by the Selling Stockholders and any discounts, commissions or concessions received by the Selling Stockholders may be deemed to be underwriting compensation under the Securities Act.

Our Common Stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “CRMT.” On January 5, 2026, the last reported sale price of our Common Stock was $25.25 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

The date of this prospectus is January 9, 2026

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Under this registration statement, the Selling Stockholders may, from time to time, offer and sell our securities, as described in this prospectus, in one or more offerings. We will not receive any proceeds from the sale by the Selling Stockholders of the securities offered by them described in this prospectus.

Neither we nor the Selling Stockholders have authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus. Neither we nor the Selling Stockholders take any responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. This prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, is delivered or securities are sold on a later date.

This prospectus may be supplemented from time to time by one or more prospectus supplements. Any such prospectus supplements may include additional information, such as additional risk factors or other special considerations applicable to us, our business or results of operations or our Common Stock, and may also update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

For investors outside the United States, neither we nor the Selling Stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus and any free writing prospectus related to this offering in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction.

In making your investment decision, it is important for you to read and consider all information contained in this prospectus. You should also read and consider the information in the documents to which we have referred you in the section titled “Incorporation of Certain Information by Reference” in this prospectus. To the extent the information contained in this prospectus differs or varies from the information contained in documents previously filed with the SEC that are incorporated by reference herein, the information in this prospectus will supersede such information.

Unless the context otherwise indicates, references in this prospectus to the “Company,” “we,” “us,” and “our” refer to America’s Car-Mart, Inc. and its consolidated subsidiaries.

THE COMPANY

This summary contains basic information about us. You should carefully read the entire prospectus and the documents we incorporate by reference herein. Some of the statements contained in this prospectus and the documents incorporated by reference herein, including statements under this summary and “Risk Factors,” are forward-looking statements and may involve a number of risks and uncertainties. We note that our actual results and future events may differ significantly based upon a number of factors. You should not put undue reliance on these forward-looking statements.

Overview

The Company, a Texas corporation initially formed in 1981, is one of the largest publicly held automotive retailers in the United States focused exclusively on the “Integrated Auto Sales and Finance” segment of the used car market. The Company’s operations are principally conducted through its two operating subsidiaries, America’s Car Mart, Inc., an Arkansas corporation (“Car-Mart of Arkansas”), and Colonial Auto Finance, Inc., an Arkansas corporation (“Colonial”). References to the Company include the Company’s consolidated subsidiaries. The Company primarily sells older model used vehicles and provides financing for substantially all of its customers. Many of the Company’s customers have limited financial resources and would not qualify for conventional financing as a result of limited credit histories or past credit difficulties. As of October 31, 2025, the Company operated 154 dealerships located primarily in small cities throughout the South-Central United States. Subsequent to the quarter end, the Company closed five dealership locations as part of its ongoing footprint optimization initiatives.

The Company has been focused on improving vehicle quality by procuring lower-mileage vehicles, while balancing affordability for customers. The Company believes this will aid in driving down our customers’ vehicle repair costs, reduce our service contract repair expenses, and lead to better recovery values in the event of repossession. When combined with inventory procurement efficiencies, these changes are expected to drive improved customer experience and contribute to better gross margins.

The Credit Agreement and the Warrant Shares

On October 30, 2025, the Company entered into the Credit Agreement by and among the Company, Colonial and Texas Car-Mart, Inc., as borrowers, certain subsidiaries of the borrowers, the lenders party thereto from time to time, and Silver Point, as administrative agent and collateral agent. The Credit Agreement provides for a senior secured term loan facility in an aggregate principal amount of $300 million.

In connection with the entry into the Credit Agreement, the Company issued the Warrants to the Silver Point Funds pursuant to the Silver Point Warrant Agreements. The Silver Point Funds subsequently assigned certain of the Warrants to the Beach Point Funds, under the Beach Point Warrant Agreements. The Warrants are exercisable, in whole or in part, for cash or on a cashless net share settlement basis at any time after issuance at an exercise price of $22.63 per share. The Warrants will expire on October 30, 2031. Pursuant to the Credit Agreement and the Warrants, the Company agreed to file a registration statement covering the resale, on a delayed or continuous basis, of the Warrant Shares within the time periods specified therein.

Our Corporate Information

Our principal executive offices are located at 1805 North 2nd Street, Suite 401, Rogers, Arkansas and our telephone number is (479) 464-9944. Our website address is www.car-mart.com. The information on, or that can be accessed through, our website is not part of this prospectus. We have included our website address as an inactive textual reference only. Our Common Stock trades on Nasdaq under the symbol “CRMT.”

The Offering

Warrant Shares offered for resale by the Selling Stockholders	Up to an aggregate of 937,487 shares of Common Stock.

Shares of Common Stock outstanding	8,294,807 shares (as of December 3, 2025).

Use of proceeds	We will not receive any proceeds from the resale of Warrant Shares included in this prospectus by the Selling Stockholders.

Terms of the offering	The Selling Stockholders will determine when and how they will dispose of the securities registered for resale under this prospectus. For additional information concerning the offering, see “Plan of Distribution.”

Risk factors	Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors.”

Nasdaq Global Select Market symbol	“CRMT.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks and uncertainties described below, together with all of the other information set forth in this prospectus or incorporated herein by reference, including the consolidated financial statements and related notes, and the risks and uncertainties discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended April 30, 2025, which is incorporated by reference herein in their entirety. If any of the risks described herein or therein actually occur, our business, financial condition and results of operations could suffer.

Risks Related to This Offering

Shares eligible for future sale may adversely affect our Common Stock price.

Sales of our Common Stock or other securities in the public or private market, or the perception that these sales may occur, could cause the market price of our Common Stock to decline. This could also impair our ability to raise additional capital through the sale of our equity securities.

As of December 3, 2025, we had 8,294,807 shares of Common Stock outstanding. The resale of the Warrant Shares, which may be sold by the Selling Stockholders from time to time, could cause the market price of our Common Stock to decline and may make it more difficult for us to raise capital in the future.

Future issuances of our shares of Common Stock could dilute or negatively impact the market price of our Common Stock.

We may require additional capital in the future and may seek to obtain such funding through additional equity or equity-linked financings. Any issuance of additional shares of Common Stock or securities convertible into or exercisable for Common Stock may result in significant dilution to existing stockholders. In addition, the availability of shares for future sale, or the perception that such sales or issuances may occur, could adversely affect the market price of our Common Stock and impair our ability to raise additional capital on acceptable terms or at all. We cannot predict the timing, amount or terms of any such future issuances or their impact on the market price of our Common Stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address the Company’s future objectives, plans and goals, as well as the Company’s intent, beliefs and current expectations regarding future operating performance, and can generally be identified by words such as “may,” “will,” “should,” “could,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” and other similar words or phrases. Specific events addressed by these forward-looking statements may include, but are not limited to:

•	operational infrastructure investments;

•	same dealership sales and revenue growth;

•	customer growth;

•	gross profit margin percentages;

•	gross profit per retail unit sold;

•	business acquisitions;

•	technological investments and initiatives;

•	future revenue growth;

•	the benefits of recent changes to the Company’s capital structure;

•	receivables growth as related to revenue growth;

•	the closing of existing dealerships and new dealership openings;

•	performance of new dealerships;

•	interest rates;

•	future credit losses;

•	the Company’s collection results, including, but not limited to, collections during income tax refund periods;

•	future supply, demand and affordability of used vehicles;

•	availability of used vehicle financing;

•	seasonality; and

•	the Company’s business, operating and growth strategies and expectations.

These forward-looking statements are based on the Company’s current estimates and assumptions and involve various risks and uncertainties. As a result, you are cautioned that these forward-looking statements are not guarantees of future performance, and that actual results could differ materially from those projected in these forward-looking statements. Factors that may cause actual results to differ materially from the Company’s projections include those risks described elsewhere in this report and in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2025, as well as:

•	general economic conditions in the markets in which the Company operates, including, but not limited to, fluctuations in gas prices, grocery prices and employment levels and inflationary pressure on operating costs;

•	the availability of quality used vehicles at prices that will be affordable to our customers, including the impacts of changes in new vehicle production and sales;

•	the availability of credit facilities and access to capital through securitization financings or other sources on terms acceptable to us, and any increase in the cost of capital, to support the Company’s business;

•	the Company’s ability to underwrite and collect its contracts effectively, including whether anticipated benefits from the Company’s recently implemented loan origination system are achieved as expected or at all;

•	competition;

•	dependence on existing management;

•	ability to attract, develop, and retain qualified general managers;

•	changes in consumer finance laws or regulations, including, but not limited to, rules and regulations that have recently been enacted or could be enacted by federal and state governments;

•	future shutdowns of the federal government or changes to federal or state government assistance programs impacting the Company’s customers;

•	the ability to keep pace with technological advances and changes in consumer behavior affecting our business;

•	security breaches, cyber-attacks, or fraudulent activity;

•	the ability to identify and obtain favorable locations for new or relocated dealerships at reasonable cost;

•	the ability to successfully transition customers and inventory from underperforming dealerships to nearby more productive dealerships;

•	the ability to successfully identify, complete and integrate new acquisitions;

•	the occurrence and impact of any adverse weather events or other natural disasters affecting the Company’s dealerships or customers; and

•	potential business and economic disruptions and uncertainty that may result from any future public health crises and any efforts to mitigate the financial impact and health risks associated with such developments.

The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers and investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

USE OF PROCEEDS

The Warrant Shares to be offered and sold using this prospectus will be offered and sold by the Selling Stockholders named in this prospectus. Accordingly, we will not receive any proceeds from any sale of Warrant Shares by the Selling Stockholders in this offering. We will pay all of the fees and expenses incurred by us in connection with this registration. The Selling Stockholders shall bear the cost of their own counsel, other advisors and any broker or other intermediary involved in any resale, including all applicable underwriting discounts and commissions, brokers’ commissions and stock transfer taxes, if any, on the Warrant Shares sold by them in any such resale.

SELLING STOCKHOLDERS

This prospectus covers the resale or other disposition by the Selling Stockholders identified in the table below of the Warrant Shares, consisting of up to an aggregate amount of 937,487 shares of our Common Stock issuable upon the exercise of the Warrants. We are registering the Warrant Shares in order to permit the Selling Stockholders to offer the Warrant Shares for resale from time to time. Other than entering into the Credit Agreement with us and the ownership of the Warrant Shares, the Selling Stockholders have not had material relationships with us within the past three years.

The table below sets forth, as of December 3, 2025, the following information regarding the Selling Stockholders:

•	the names of the Selling Stockholders;

•	the number of Warrants owned by the Selling Stockholders prior to this offering;

•	the percentage of our issued and outstanding shares of Common Stock to be owned by the Selling Stockholders assuming the sale of all of the Warrant Shares covered by this prospectus based on the number of shares of Common Stock issued and outstanding as of December 3, 2025;

•	the number of shares of Common Stock to be offered by the Selling Stockholders in this offering;

•	the number of shares of Common Stock to be owned by the Selling Stockholders assuming the sale of all of the Warrant Shares covered by this prospectus; and

•	the percentage of our issued and outstanding shares of Common Stock to be owned by the Selling Stockholders assuming the sale of all the Warrant Shares covered by this prospectus based on the number of shares of Common Stock issued and outstanding as of December 3, 2025.

Except as described above, the number of shares of Common Stock beneficially owned by the Selling Stockholders has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and includes, for such purpose, shares of Common Stock that the Selling Stockholders have the right to acquire within 60 days of December 3, 2025.

We believe, based on information supplied by the Selling Stockholders, that except as may otherwise be indicated in the footnotes to the table below, the Selling Stockholders have sole voting and dispositive power with respect to the Warrant Shares reported as beneficially owned by the Selling Stockholders. Because the Selling Stockholders identified in the table may sell a portion or all of the Warrant Shares covered by this prospectus, and because there are currently no agreements, arrangements or understandings with respect to such sale, no estimate can be given as to the portion of Warrant Shares available for resale hereby that will be held by the Selling Stockholders upon termination of this offering. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the Warrant Shares they beneficially own in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the Selling Stockholders will sell all of the Warrant Shares that are covered by this prospectus, but will not sell any other shares of Common Stock that they presently beneficially owns.

In accordance with the terms of the Warrants, this prospectus generally covers the resale of the maximum number of Warrant Shares issuable upon exercise of the Warrants. The Selling Stockholders may sell all, some or none of their securities in this offering. See “Plan of Distribution.”

			Maximum
			Number
			of
	Common Stock		Shares of	Common Stock
	Beneficially		Common	Beneficially
	Owned Prior to		Stock	Owned After
	Offering		Being	Offering(4)
Selling Stockholders	Number	Percent(3)	Offered	Number	Percent
Silver Point Specialty Credit Fund II Mini-Master Fund, L.P. (1)	51,387	0.62%	51,387	0	0%
Silver Point Specialty Credit III Master Fund, L.P.(1)	107,317	1.29%	107,317	0	0%
Silver Point Select Opportunities Fund A, L.P.(1)	17,222	0.21%	17,222	0	0%
Silver Point Loan Funding, LLC(1)	26,642	0.32%	26,642	0	0%
Silver Point Specialty Credit Silver Star Fund, L.P.(1)	5,994	0.07%	5,994	0	0%
SPCP Group, LLC(1)	572,677	6.90%	572,677	0	0%
Beach Point Enhanced Securitized Credit Master Fund LP(2)	1,484	0.02%	1,484	0	0%
Beach Point Securitized Credit Fund LP(2)	7,891	0.10%	7,891	0	0%
Beach Point TX SCF LP(2)	6,250	0.08%	6,250	0	0%
Beach Point Sangamon LP(2)	42,277	0.51%	42,277	0	0%
BPC Opportunities Fund V LP(2)	76,470	0.92%	76,470	0	0%
BPC Opportunities Offshore Fund V LP(2)	21,876	0.26%	21,876	0	0%

(1) Silver Point Capital, L.P. (“Silver Point Capital”), as the manager of these entities (directly or through wholly owned subsidiaries), may be deemed to be a beneficial owner of the shares of Common Stock underlying such Warrants. Silver Point Capital Management, LLC (“Management”), as the general partner of Silver Point Capital, may be deemed to be a beneficial owner of such shares. Each of Edward A. Mule and Robert J. O'Shea, as members of Management with the power to exercise investment discretion, may be deemed to be a beneficial owner of such shares. Each of Silver Point Capital, Management, and Messrs. Mule and O'Shea hereby disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address of Silver Point Capital is 2 Greenwich Plaza, Suite 1, Greenwich, Connecticut 06830.

(2) Beach Point Capital Management LP (“BPCM”) acts as the investment adviser of each of Beach Point Enhanced Securitized Credit Master Fund LP, Beach Point Securitized Credit Fund LP, Beach Point TX SCF LP, Beach Point Sangamon LP, BPC Opportunities Fund V LP and BPC Opportunities Offshore Fund V LP (the “Clients”). BPCM is a registered investment advisor with the SEC. Beach Point GP LLC is the sole general partner of BPCM. In such capacities, BPCM and Beach Point GP LLC may be deemed to beneficially own the shares reported in the table for each Client, and each disclaims beneficial ownership of such securities. The address of BPCM is 1620 26th Street, Suite 6000N, Santa Monica, CA 90404.

(3) Percentage is based on 8,294,807 shares of Common Stock outstanding as of December 3, 2025 (and rounded to the nearest tenth of a percent) and assumes the sale of all Warrant Shares offered by the Selling Stockholders pursuant to this prospectus.

(4) Assumes the sale of all Warrant Shares offered by the Selling Stockholders pursuant to this prospectus.

PLAN OF DISTRIBUTION

We are registering the resale from time to time of 937,487 shares of our Common Stock issued to the Selling Stockholders pursuant to the Credit Agreement and the Warrant Agreements. The Selling Stockholders and their permitted pledgees, donees, transferees, distributees, beneficiaries or other successors in interest may, from time to time, offer some or all of the securities covered by this prospectus by any method permitted by applicable law, including those described herein. The Company will not receive any of the proceeds from such sales by the Selling Stockholders. The methods by which the securities may be sold by the Selling Stockholders include:

•	sales on Nasdaq or any national securities exchange or quotation service on which our securities may be listed or quoted at the time of sale;

•	privately negotiated transactions;

•	to or through underwriters, brokers, dealers or agents;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	“at the market” or through market makers or into an existing market for the securities;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	agreements by the Selling Stockholders with broker-dealers to sell a specified number of such securities at a stipulated price per security;

•	block trades (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account;

•	settlement of short sales entered into after the date of this prospectus (including short sales “against the box”);

•	through the writing or settlement of options or other hedging transactions, whether or not the options are listed on an options exchange;

•	through the distributions of the securities by any Selling Stockholders to their members, partners, managers, affiliates, employees, directors or shareholders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, in each case if available, rather than under this prospectus.

The Selling Stockholders may elect to make an in-kind distribution of its securities to their equity holders. To the extent that such equity holders are not affiliates of ours, such equity holders would thereby receive freely tradeable shares of our securities pursuant to the distribution through this registration statement.

The Selling Stockholders also may transfer their securities in other circumstances, in which case the transferees or other successors in interest may be the selling beneficial owners for purposes of this prospectus.

Such transactions may be effected by the Selling Stockholders at fixed prices, market prices prevailing at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The Selling Stockholders may effect such transactions by selling securities to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and may receive commissions from the purchasers of the securities for whom they may act as agent. The Selling Stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the securities against certain liabilities, including liabilities arising under the Securities Act.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. If the Selling Stockholders effects such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders (and/or, if any broker-dealer acts as agent for the purchaser of the securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121 (“Rule 2121”); and in the case of a principal transaction a markup or markdown in compliance with Rule 2121.

The Selling Stockholders may act independently of us in making decisions with respect to the price, timing, manner and size of each sale of securities. Offers to purchase securities may be solicited directly by the Selling Stockholders and the sale thereof may be made by the Selling Stockholders directly to institutional investors or others. In such a case, no underwriters or agents would be involved. The Selling Stockholders may sell the securities through agents from time to time. Generally, any agent will be acting on a best efforts basis for the period of its appointment. If the Selling Stockholders utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, the Selling Stockholders may sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by the dealer at the time of resale.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the securities from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

There can be no assurances that the Selling Stockholders will sell, nor are the Selling Stockholders required to sell, any or all of the securities offered under this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. If required, we may add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its securities from holders named in this prospectus after the effective date of this prospectus. Transferees, successors and donees of identified Selling Stockholders may not be able to use this prospectus for resales until they are named in the Selling Stockholders table by prospectus supplement or post-effective amendment.

If, at the time of any offering made under this prospectus, a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may, under certain circumstances, be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. The Selling Stockholders are responsible for the cost of their own counsel, other advisors and any broker or other intermediary involved in any resale, including all applicable underwriting discounts and commissions, brokers’ commissions and stock transfer taxes, if any, on the Warrant Shares sold by them in any such resale. We have also agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We have agreed to maintain a shelf registration statement in accordance with the terms of the Warrant Agreements, and to prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be reasonably necessary to keep such registration statement continuously effective, available for use and in compliance with the provisions of the Securities Act with respect to the Warrant Shares until the earlier of (A) such time as all Warrant Shares have been sold, transferred or otherwise disposed of pursuant to a registration statement or Rule 144, or (B) such time as all remaining Warrant Shares held by, or issuable to the Selling Stockholders may be sold pursuant to Rule 144 without regard to any volume or manner of sale requirement thereunder assuming the exercise of all Warrants and the removal of all restrictive legends.

We have also agreed to use our reasonable best efforts to convert the registration statement on Form S-1 (including any subsequent registration statement) to a registration statement on Form S-3 as soon as reasonably practicable after we are eligible to use Form S-3.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market-making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES

The following is a description of the capital stock of the Company and certain provisions of the Company’s Articles of Incorporation, as amended (“Articles”), Amended and Restated Bylaws, as amended (“Bylaws”), and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of the Company’s Articles and Bylaws, copies of which have been filed with the SEC. See “Where You Can Find More Information” and “Incorporation by Reference.”

General

The Company is authorized to issue up to 50,000,000 shares of Common Stock, par value $0.01 per share, and up to 1,000,000 shares of preferred stock, par value $0.01 per share. Each share of the Company’s Common Stock has the same relative rights as, and is identical in all respects to, each other share of the Company’s Common Stock.

The Company’s Common Stock is listed on Nasdaq. The outstanding shares of the Company’s Common Stock are fully paid and non-assessable.

Common Stock

Dividend Rights. Subject to such preferential rights as the Board of Directors of the Company (the “Board”) may grant in connection with future issuances of preferred stock, holders of shares of Common Stock are entitled to receive such dividends as the Board may declare in its discretion out of funds legally available therefor. Under the Company’s Bylaws, the Board may declare dividends at any regular or special meeting, and dividends may be paid in cash, in property, or in shares of the capital stock, subject to any provisions of the Articles.

Voting Rights. Holders of shares of Common Stock are entitled to elect all of the members of the Board, and such holders are entitled to vote as a class on all matters required or permitted to be submitted to the shareholders of the Company. Each director shall be elected by a majority of the votes cast with respect to that director at the annual meeting. However, if the number of nominees is greater than the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at the annual meeting. All other matters require the affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, that matter at a meeting of shareholders at which a quorum is present. Holders of the Company’s Common Stock do not have cumulative voting rights.

Liquidation and Dissolution. Holders of shares of Common Stock are entitled to share ratably in any distribution made to holders of Common Stock in the event of a liquidation, dissolution or winding up of the Company after payment of liabilities and any liquidation preference on any shares of preferred stock then outstanding.

Other Rights. Holders of shares of Common Stock have no preemptive rights, nor do they have any conversion or other rights to subscribe for additional shares or other securities. There are no redemption or sinking fund provisions with respect to such shares.

Modification of Rights. The Board, acting by a majority vote of the members present and without shareholder approval, may amend the Company’s Bylaws and may issue shares of the Company’s preferred stock under terms determined by the Board as described below under “Preferred Stock.” Rights of holders of the Company’s Common Stock may not otherwise be modified by less than a majority vote of the Common Stock outstanding.

Preferred Stock

The Board is authorized, without further action of the shareholders of the Company, to issue up to 1,000,000 shares of preferred stock in one or more series and to fix the number of shares constituting any such series and the rights and preferences thereof, including dividend rates, terms of redemption (including sinking fund provisions), redemption price or prices, voting rights, conversion rights and liquidation preferences of the shares constituting such series. The issuance of preferred stock by the Board could adversely affect the rights of holders of Common Stock. For example, an issuance of preferred stock could result in a class of securities outstanding with preferences over the Common Stock with respect to dividends and liquidations, and that could (upon conversion or otherwise) enjoy all of the rights appurtenant to Common Stock.

The Company has no present plans to issue any shares of the preferred stock.

Anti-Takeover Provisions of the Company’s Articles, Bylaws and Texas Law

The Company’s authorized but unissued shares of Common Stock and preferred stock are available for future issuance without shareholder approval, subject to any limitations imposed by the listing standards of Nasdaq. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and preferred stock could make it more difficult or discourage an attempt to obtain control of a majority of the Company’s Common Stock by means of a proxy contest, tender offer, merger or otherwise.

As discussed above, the ability to designate and issue preferred stock makes it possible for the Board, without approval of the shareholders, to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire the Company or otherwise effect a change in control of the Company. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company. Such provisions may also impede or discourage transactions that some, or a majority, of the Company’s shareholders might believe to be in their best interests, or in which the Company’s shareholders might receive a premium for their shares of Common Stock over the market price for such shares.

If the Company meets the definition of an “issuing public corporation,” provisions of Texas law also may discourage, delay or prevent someone from acquiring or merging with the Company, which may cause the market price of the Company’s Common Stock to decline. Under Title 2, Chapter 21, Subchapter M of the Texas Business Organizations Code, a Texas issuing public corporation may not engage in specified types of business combinations, including mergers, consolidations and asset sales, with an affiliated shareholder, or an affiliate or associate of an affiliated shareholder, unless:

•	the business combination or the acquisition of shares by the affiliated shareholder was approved by the board of directors of the corporation before the affiliated shareholder became an affiliated shareholder; or

•	the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder, at a meeting of shareholders called for that purpose, not less than six months after the affiliated shareholder became an affiliated shareholder.

Under Texas law, a shareholder who beneficially owns more than 20% of the Company’s outstanding voting stock or who during the preceding three-year period was the beneficial owner of 20% or more of the Company’s outstanding voting stock is an affiliated shareholder. An “issuing public corporation” means a domestic corporation that has: (i) 100 or more shareholders of record as shown by the share transfer records of the corporation; (ii) a class or series of the corporation’s voting shares registered under the Exchange Act; or (iii) a class or series of the corporation’s voting shares qualified for trading on a national securities exchange.

Other provisions of Texas law and the Company’s Bylaws may have the effect of delaying or preventing a change in control or acquisition, whether by means of a tender offer, business combination, proxy contest, or otherwise. Texas law requires that a change in control generally be approved by the holders of two-thirds of the outstanding votes, rather than a mere majority. The Company’s Bylaws include certain procedural requirements governing the nomination of directors and proposals of other business by shareholders and shareholder meetings. These provisions could have the effect of delaying or preventing a change in control or management of the Company.

Limitation of Liability and Indemnification

The Company’s Articles provide that a director shall not be personally liable to the Company or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except that such provision shall not eliminate or limit the liability of a director for (a) a breach of the director’s duty of loyalty to the Company or its shareholders; (b) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law; (c) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; or (d) an act or omission for which the liability of a director is expressly provided by an applicable statute. In appropriate circumstances, equitable remedies or non-monetary relief, such as an injunction, will remain available to a shareholder seeking redress from a violation of fiduciary duty. In addition, the provision applies only to claims against a director arising out of his or her role as a director and not in any other capacity (such as an officer or employee of the Company).

The Company’s Bylaws provide that directors and officers of the Company will be indemnified by the Company to the fullest extent authorized by Texas law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Company.

Listing

Our Common Stock is listed on Nasdaq under the symbol “CRMT.”

Transfer Agent and Registrar

Securities Transfer Corporation acts as the transfer agent and registrar for the Common Stock.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Mayer Brown LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.car-mart.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information incorporated by reference in this prospectus is considered to be a part of this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference.

We incorporate by reference into this prospectus the documents listed below (except in each case in which the information contained in such documents is “furnished” and not “filed”). The documents we are incorporating by reference as of their respective dates of filing are:

•	Our Annual Report on Form 10-K for the fiscal year ended April 30, 2025, filed with the SEC on August 8, 2025.

•	Our definitive proxy statement on Schedule 14A, filed with the SEC on August 15, 2025.

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended (i) July 31, 2025, filed with the SEC on September 9, 2025, and (ii) October 31, 2025, filed with the SEC on December 9, 2025.

•	Our Current Reports on Form 8-K filed with the SEC on August 14, 2025, September 2, 2025, September 29, 2025, November 5, 2025 and December 23, 2025.

•	The description of our Common Stock, par value $0.01 per share, as contained in Exhibit 4.1 to the Annual Report on Form 10-K for the fiscal year ended April 30, 2025, including any amendment or report filed under the Exchange Act for the purpose of updating such description.

You may request a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may obtain copies of these filings, at no cost, through the “Financials” section of our website (https://www.car-mart.com/) and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

America’s Car-Mart, Inc.

1805 North 2nd Street, Suite 401

Rogers, Arkansas 72756

Attn: Corporate Secretary

(479) 464-9944

Information on, or that can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

937,487 Shares of Common Stock Underlying Warrants

America’s Car-Mart, Inc.

Preliminary Prospectus

January 9, 2026

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.         Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses payable by us in connection with the sale and distribution of the securities being registered hereby.

Amount Paid or to Be Paid
SEC registration fee	$3,225.02
Legal fees and expenses	75,000
Accounting fees and expenses	75,000
Printing fees and expenses	5,000
Miscellaneous expenses	0
Total	$158,225.02

Item 14.         Indemnification of Directors and Executive Officers.

As permitted by Section 7.001 of the Texas Business Organizations Code, the Articles of Incorporation of the Company provide for the elimination of monetary liability of directors of the Company, except for (i) any breach of the director’s duty of loyalty to the Company or its shareholders, (ii) any act or omission not in good faith that constitutes a breach of duty of the director to the Company or that involves intentional misconduct or a knowing violation of law, (iii) any transaction from which the director derived any improper personal benefit, or (iv) any act or omission where the liability of the director is expressly provided by statute.

The Company’s Bylaws provide that to the extent that a director or officer has been successful in the defense of any proceeding to which he was a party by virtue of his being a director or officer of the Company, the Company will indemnify the director or officer for reasonable expenses incurred in connection with such proceeding.

In addition, the Company may indemnify a director or officer of the Company who is or is threatened to be made a named defendant or respondent in a proceeding because he is or was a director or officer against liability incurred in the proceeding if he acted in his official capacity and in a manner he reasonably believed in good faith to be in or not opposed to the best interests of the Company and, in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful; except that, in general, no indemnification shall be made in connection with a proceeding by or in the right of the Company in which the director or officer was adjudged liable to the Company or in connection with any other proceeding in which a director or officer is adjudged liable on the basis that personal benefit was improperly received by such director or officer. If the person is found liable to the Company on the basis that personal benefit was improperly received by the person, the Company may indemnify that person, but such indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his or her duty to the Company.

Item 15.         Recent Sales of Unregistered Securities.

During the past three years, we made sales of the following unregistered securities: On October 30, 2025, we entered into the Credit Agreement. The Credit Agreement provides a secured term loan facility in an aggregate principal amount of $300 million. In connection with entering into the Credit Agreement, we issued the Warrants to the Silver Point Funds, which entitled the Silver Point Funds to purchase up to an aggregate amount of 937,487 shares of Common Stock. The Warrants are exercisable until October 30, 2031, at an exercise price of $22.63 per share, subject to certain adjustments. The Warrants were issued pursuant to an exemption from registration set forth under Section 4(a)(2) of the Securities Act as the transaction did not involve a public offering.

Item 16.         Exhibit and Financial Statement Schedules.

(a) Exhibits.

The exhibit index attached hereto is incorporated herein by reference.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information required to be set forth therein is not applicable or is included in the consolidated financial statements or related notes incorporated herein by reference.

Item 17.         Undertakings.

The undersigned registrant hereby undertakes:

(a)             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

i.	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

ii.	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Incorporation of the Company, as amended. (Incorporated by reference to Exhibits 4.1-4.8 to the Company's Registration Statement on Form S-8 filed with the SEC on November 16, 2005 (File No. 333-129727)).
3.2	Amended and Restated Bylaws of the Company dated December 4, 2007. (Incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2007 filed with the SEC on December 7, 2007).
3.3	Amendment No. 1 to the Amended and Restated Bylaws of the Company dated February 18, 2014. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 19, 2014).
4.1	Description of the Company’s Securities (Incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended April 30, 2021, filed with the SEC on July 2, 2021).
4.2	Indenture, dated January 31, 2023, by and between ACM Auto Trust 2023-1 and Wilmington Trust, National Association, as Indenture Trustee. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 6, 2023).
4.3	Indenture, dated July 6, 2023, by and between ACM Auto Trust 2023-2 and Wilmington Trust, National Association, as Indenture Trustee (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 11, 2023).
4.4	Indenture, dated January 31, 2024, by and between ACM Auto Trust 2024-1 and Wilmington Trust, National Association, as Indenture Trustee (Incorporated by reference to Exhibit 4.1 to the Company’s Report on Form 8-K filed with the SEC on February 2, 2024).
4.5	Indenture, dated October 9, 2024, by and between ACM Auto Trust 2024-02 and Deutsche Bank National Trust Company, as Indenture Trustee (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 11, 2024).
4.6	Indenture, dated January 31, 2025, by and between ACM Auto Trust 2025-1 and Deutsche Bank National Trust Company, as Indenture Trustee (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 5, 2025).
4.7	Indenture, dated May 29, 2025, by and between ACM Auto Trust 2025-2 and Deutsche Bank National Trust Company, as Indenture Trustee (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 4, 2025).
4.8	Indenture, dated August 28, 2025, by and between ACM Auto Trust 2025-3 and Deutsche Bank National Trust Company, as Indenture Trustee (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 2, 2025).
4.9	Form of Common Stock Purchase Warrant, dated October 30, 2025 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 5, 2025).
4.10	Indenture, dated December 17, 2025, by and between ACM Auto Trust 2025-4 and Deutsche Bank National Trust Company, as Indenture Trustee (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 23, 2025).
5.1*	Opinion of Mayer Brown LLP.
10.1	Amended and Restated Stock Incentive Plan (Incorporated by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A filed with the SEC on June 23, 2015).
10.1.1	Amendment to Amended and Restated Stock Incentive Plan (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 4, 2018).
10.2	Amended and Restated Stock Option Plan (Incorporated by reference to Appendix B to the Company’s Proxy Statement on Schedule 14A filed with the SEC on June 23, 2015).
10.2.1	Amendment to Amended and Restated Stock Option Plan (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on September 4, 2018).
10.2.2	Amendment to Amended and Restated Stock Option Plan (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on August 31, 2020).
10.2.3	Amendment to Amended and Restated Stock Option Plan (Incorporated by reference to Exhibit 99.4 to the Company’s Registration Statement on Form S-8 filed with the SEC on September 29, 2023 (File No. 333-274783)).

Exhibit No.	Description
10.3	America’s Car-Mart, Inc. 2024 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 30, 2024).
10.4	America’s Car-Mart, Inc. Short-Term Incentive Plan, effective April 1, 2023 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 14, 2023).
10.5	Form of Indemnification Agreement between the Company and certain officers and directors of the Company. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 1993) (filed in paper format).
10.6	Employment Agreement, dated as of February 27, 2020, between America’s Car Mart, Inc., an Arkansas corporation, and Jeffrey A. Williams (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 4, 2020).
10.7	Amended and Restated Employment Agreement, dated December 19, 2023, between America’s Car Mart, Inc., an Arkansas corporation, and Douglas Campbell (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on December 26, 2023).
10.7.1	Amendment No. 1, dated January 24, 2024, to the Amended and Restated Employment Agreement, dated December 19, 2023, between America’s Car Mart, Inc., an Arkansas corporation, and Douglas Campbell (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 30, 2024).
10.8	America’s Car-Mart, Inc. Nonqualified Deferred Compensation Plan (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 10, 2014).
10.9	Change in Control Agreement, dated as of June 1, 2021, between America’s Car Mart, Inc., an Arkansas corporation, and Vickie D. Judy (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2021).
10.10	Offer Letter, dated as of September 19, 2024, between America’s Car-Mart, Inc., an Arkansas corporation, and Jamie Fischer (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 24, 2024).
10.11	Offer Letter, dated May 6, 2025, between America’s Car Mart, Inc., an Arkansas corporation, and Jonathan Collins (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 13, 2025).
10.12	Third Amended and Restated Loan and Security Agreement dated September 30, 2019, among America’s Car-Mart, Inc., a Texas corporation, as Parent; Colonial Auto Finance, Inc., an Arkansas corporation, America’s Car Mart, Inc., an Arkansas corporation, and Texas Car-Mart, Inc., a Texas corporation, as Borrowers; and certain financial institutions, as Lenders, with BMO Harris Bank, N.A., as Agent, Lead Arranger and Book Manager (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 1, 2019).
10.12.1	Amendment No. 1 to Third Amended and Restated Loan and Security Agreement dated October 27, 2020, among America’s Car-Mart, Inc., a Texas corporation, as Parent; Colonial Auto Finance, Inc., an Arkansas corporation, America’s Car Mart, Inc., an Arkansas corporation, and Texas Car-Mart, Inc., a Texas corporation, as Borrowers; and certain financial institutions, as Lenders, with BMO Harris Bank, N.A., as Agent, Lead Arranger and Book Manager (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 4, 2020).
10.12.2	Amendment No. 2 to Third Amended and Restated Loan and Security Agreement dated February 10, 2021, among America’s Car-Mart, Inc., a Texas corporation, as Parent; Colonial Auto Finance, Inc., an Arkansas corporation, America’s Car Mart, Inc., an Arkansas corporation, and Texas Car-Mart, Inc., a Texas corporation, as Borrowers; and certain financial institutions, as Lenders, with BMO Harris Bank, N.A., as Agent, Lead Arranger and Book Manager (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 16, 2021).
10.12.3	Amendment No. 3 to Third Amended and Restated Loan and Security Agreement dated September 29, 2021, among America’s Car-Mart, Inc., a Texas corporation, as Parent; Colonial Auto Finance, Inc., an Arkansas corporation, America’s Car Mart, Inc., an Arkansas corporation, and Texas Car-Mart, Inc., a Texas corporation, as Borrowers; and certain financial institutions, as Lenders, with BMO Harris Bank, N.A., as Agent, Lead Arranger and Book Manager (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on September 30, 2021).
10.12.4	Amendment No. 4 to Third Amended and Restated Loan and Security Agreement dated April 22, 2022, among America’s Car-Mart, Inc., a Texas corporation, as Parent; Colonial Auto Finance, Inc., an Arkansas corporation, America’s Car Mart, Inc., an Arkansas corporation, and Texas Car-Mart, Inc., a Texas corporation, as Borrowers; and certain financial institutions, as Lenders, with BMO Harris Bank, N.A., as Agent, Lead Arranger and Book Manager (Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on April 27, 2022).

Exhibit No.	Description
10.12.5	Amendment No. 5 to Third Amended and Restated Loan and Security Agreement and Limited Waiver dated February 22, 2023, among America’s Car-Mart, Inc., a Texas corporation, as Parent; Colonial Auto Finance, Inc., an Arkansas corporation, America’s Car Mart, Inc., an Arkansas corporation, and Texas Car-Mart, Inc., a Texas corporation, as Borrowers; and certain financial institutions, as Lenders, with BMO Harris Bank, N.A., as Agent, Lead Arranger, and Book Manager. (Incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on March 1, 2023).
10.12.6	Amendment No. 6 to Third Amended and Restated Loan and Security Agreement and Limited Waiver dated February 28, 2024, among America’s Car-Mart, Inc., a Texas corporation, as Parent; Colonial Auto Finance, Inc., a Arkansas corporation, America’s Car Mart, Inc., an Arkansas corporation, and Texas Car-Mart, Inc., a Texas corporation, as Borrowers; and certain financial institutions, as Lenders, with BMO Harris Bank, N.A., as Agent, Lead Arranger, and Book Manager (Incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the SEC on March 5, 2024).
10.12.7	Amendment No. 7 to Third Amended and Restated Loan and Security Agreement and Limited Waiver dated July 12, 2024, among America’s Car-Mart, Inc., a Texas corporation, as Parent; Colonial Auto Finance, Inc., an Arkansas corporation, America’s Car Mart, Inc., an Arkansas corporation, Texas Car-Mart, Inc., a Texas corporation, as Borrowers; and certain financial institutions, as Lenders, with BMO Bank N.A., as Agent, Lead Arranger, and Book Manager (Incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed with the SEC on July 18, 2024).
10.12.8	Amendment No. 8 to Third Amended and Restated Loan and Security Agreement and Joinder dated September 16, 2024, among America’s Car-Mart, Inc., a Texas corporation, as Parent; Colonial Auto Finance, Inc., an Arkansas corporation, America’s Car Mart, Inc., an Arkansas corporation, Texas Car-Mart, Inc., a Texas corporation, as Borrowers; and certain financial institutions, as Lenders, with BMO Bank N.A., as Agent, Lead Arranger, and Book Manager (Incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed with the SEC on September 18, 2024).
10.12.9	Amendment No. 9 to Third Amended and Restated Loan and Security Agreement dated February 28, 2025, among Colonial Auto Finance, Inc., an Arkansas corporation, America’s Car Mart, Inc., an Arkansas corporation, Texas Car-Mart, Inc., a Texas corporation, as Borrowers; and certain financial institutions, as Lenders, with BMO Bank N.A., as Agent, Lead Arranger, and Book Manager (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 6, 2025).
10.13	Purchase Agreement, dated January 31, 2023, by and between Colonial Auto Finance, Inc. and ACM Funding, LLC. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 6, 2023).
10.14	Sale and Servicing Agreement, dated January 31, 2023, by and between ACM Auto Trust 2023-1, ACM Funding, LLC, America’s Car Mart, Inc. and Wilmington Trust, National Association, as Indenture Trustee, Backup Servicer, Calculation Agent, and Paying Agent. (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 6, 2023).
10.15	Purchase Agreement, dated July 6, 2023, by and between Colonial Auto Finance, Inc. and ACM Funding, LLC (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 11, 2023).
10.16	Sale and Servicing Agreement, dated July 6, 2023, by and between ACM Auto Trust 2023-2, ACM Funding, LLC, America’s Car Mart, Inc. and Wilmington Trust, National Association, as Indenture Trustee, Backup Servicer, Calculation Agent, and Paying Agent (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 11, 2023).
10.17	Purchase Agreement, dated January 31, 2024, by and between Colonial Auto Finance, Inc. and ACM Funding, LLC (Incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 8-K filed with the SEC on February 2, 2024).
10.18	Sale and Servicing Agreement, dated January 31, 2024, by and between ACM Auto Trust 2024-1, ACM Funding, LLC, America’s Car Mart, Inc. and Wilmington Trust, National Association, as Indenture Trustee, Backup Servicer, Calculation Agent, and Paying Agent (Incorporated by reference to Exhibit 10.2 to the Company’s Report on Form 8-K filed with SEC on February 2, 2024).

Exhibit No.	Description
10.19	Purchase Agreement, dated October 9, 2024, between Colonial Auto Finance, Inc. and ACM Funding, LLC (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 11, 2024).
10.20	Sale and Servicing Agreement, dated October 9, 2024, by and among ACM Auto Trust 2024-02, ACM Funding, LLC, America’s Car-Mart, Inc., Deutsche Bank National Trust Company, as Indenture Trustee, Calculation Agent and Paying Agent, and Systems & Services Technologies, Inc. as Backup Servicer (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 11, 2024).
10.21	Purchase Agreement, dated January 31, 2025, by and between Colonial Auto Finance, Inc. and ACM Funding, LLC (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 5, 2025).
10.22	Sale and Servicing Agreement, dated January 31, 2025, by and among ACM Auto Trust 2025-1, ACM Funding, LLC, America’s Car Mart, Inc., and Deutsche Bank National Trust Company, as Indenture Trustee, Calculation Agent, and Paying Agent, and Systems & Services Technologies, Inc. as Backup Servicer (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 5, 2025).
10.23	Purchase Agreement, dated May 29, 2025, by and between Colonial Auto Finance, Inc. and ACM Funding, LLC (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 4, 2025).
10.24	Sale and Servicing Agreement, dated May 29, 2025, by and among ACM Auto Trust 2025-2, ACM Funding, LLC, America’s Car Mart, Inc., and Deutsche Bank National Trust Company, as Indenture Trustee, Calculation Agent, and Paying Agent, and Systems & Services Technologies, Inc. as Backup Servicer (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 4, 2025).
10.25	Purchase Agreement, dated August 28, 2025, by and between Colonial Auto Finance, Inc. and ACM Funding, LLC (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 2, 2025).
10.26	Sale and Servicing Agreement, dated August 28, 2025, by and among ACM Auto Trust 2025-3, ACM Funding, LLC, America’s Car Mart, Inc., Deutsche Bank National Trust Company, as Indenture Trustee, Calculation Agent and Paying Agent, and Systems & Services Technologies, Inc., as Backup Servicer (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 2, 2025).
10.27	Credit and Guaranty Agreement, dated October 30, 2025, among Colonial Auto Finance, Inc., America’s Car Mart, Inc. and Texas Car-Mart, Inc., as borrowers; America’s Car-Mart, Inc., and certain subsidiaries of the borrowers, as guarantors; the lenders party thereto, and Silver Point Finance, LLC, as administrative agent and collateral agent (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 5, 2025).
10.28	Purchase Agreement, dated December 17, 2025, by and between Colonial Auto Finance, Inc. and ACM Funding, LLC (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 23, 2025).
10.29	Sale and Servicing Agreement, dated December 17, 2025, by and among ACM Auto Trust 2025-4, ACM Funding, LLC, America’s Car Mart, Inc., Deutsche Bank National Trust Company, as Indenture Trustee, Calculation and Paying Agent, and Systems & Services Technologies, Inc., as Backup Services (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on December 23, 2025).
21.1	Subsidiaries of America’s Car-Mart, Inc. (Incorporated by reference to Exhibit 21.1 to the Company’s Annual Report of Form 10-K for the year ended April 30, 2025, filed with the SEC on August 8, 2025).
23.1*	Consent of Grant Thornton LLP.
23.2*	Consent of Mayer Brown LLP (included in exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
107*	Filing Fee Table.

*     Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rogers, State of Arkansas on January 9, 2026.

America’s Car-Mart, Inc.

By:	/s/ Jonathan Collins
Name:	Jonathan Collins
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Douglas Campbell and Jonathan Collins, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas Campbell	Chief Executive Officer, President and Director (principal executive officer)	January 9, 2026
Douglas Campbell

/s/ Jonathan Collins	Chief Financial Officer (principal financial and accounting officer)	January 9, 2026
Jonathan Collins

/s/ Joshua G. Welch	Chairman of the Board of Directors	January 9, 2026
Joshua G. Welch

/s/ Ann G. Bordelon	Director	January 9, 2026
Ann G. Bordelon

/s/ Jonathan Z. Buba	Director	January 9, 2026
Jonathan Z. Buba

/s/ Julia K. Davis	Director	January 9, 2026
Julia K. Davis

/s/ Daniel J. Englander	Director	January 9, 2026
Daniel J. Englander

/s/ Brandi N. Joplin	Director	January 9, 2026
Brandi N. Joplin

/s/ Dawn C. Morris	Director	January 9, 2026
Dawn C. Morris

/s/ Jeffrey A. Williams	Director	January 9, 2026
Jeffrey A. Williams